UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 7, 2008

INTELLON CORPORATION

(Exact Name of Registrant as Specified in its charter)

Delaware	333-144520	59-2744155
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5100 West Silver Springs Boulevard, Ocala, FL 34482

(Address of Principal Executive Offices) (Zip Code)

(352) 237-7416

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 7, 2008, Intellon Corporation (the “Company”) entered into an Office Lease Agreement with Citadel II Limited Partnership (the “Lease Agreement”) for approximately 12,570 square feet of office space located on the sixth floor of a building known as Citadel II at 5955 T.G. Lee Boulevard, Orlando, Florida. A copy of the Lease is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The Company plans to use the office space for its corporate headquarters and for various marketing, finance, business development and potentially other functions. The Company’s existing corporate headquarters are located in Ocala, Florida. The Company intends to maintain its current facility in Ocala.

The term of the lease will begin on the date (the “Commencement Date”) that is the earlier of (i) the date that the improvements to the leased premises are substantially completed; or (ii) the date that the Company takes possession of the premises. The lease term will expire 60 months after the Commencement Date. The Company has one option to extend the lease term for five years; provided that the Company is not in default under the Lease Agreement.

The base rental rate under the Lease Agreement is $23.00 per square foot per year, or an aggregate of $289,110 for the first year of the lease. On each one year anniversary of the Commencement Date, the base rental rate will increase by 5%. Notwithstanding the foregoing, the landlord has agreed to waive the base rental on 2,200 square feet for the first two years of the lease. The landlord has also provided the Company with an allowance of up to $10.00 per square foot, or an aggregate of $125,700, to be applied to the initial build-out of the premises. In addition to the base rent, the Company will be required to pay (i) Florida State sales tax in an amount equal to 6.5% of the annual base rental amount; and (ii) the Company’s pro rata share of certain customary operating expenses of the building to the extent such expenses exceed $9.00 per square foot per year, or an aggregate of $113,130 per year.

Upon an event of default, the Lease Agreement provides that the landlord may terminate the lease and require the Company to pay the entire amount of rent that would have been payable during the remainder of the lease term. The Lease Agreement also contains other customary default provisions, representations, warranties, and covenants.

The foregoing is a summary of certain material provisions of the Lease Agreement and is qualified in its entirety by reference to the full text of the Lease Agreement, as set forth in Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(d)

Exhibit No.	Description
10.1	Office Lease Agreement between Intellon Corporation and Citadel II Limited Partnership, dated March 7, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELLON CORPORATION

By:	/s/ Brian T. McGee
Name:	Brian T. McGee
Title:	Senior Vice President and Chief Financial Officer

Date: March 12, 2008